UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Rural LEC Acquisition LLC
(Exact name of registrant as specified in its charter)

Delaware	52-2126395
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

505 Third Avenue East, Oneonta, AL	35121
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-115341

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Income Deposit Securities (each representing shares of Class A Common Stock and Senior Subordinated Notes due 2019)	American Stock Exchange Toronto Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Income Deposit Securities, the shares of Class A common stock and the Notes due 2019 represented thereby and the related guarantees of the Notes due 2019, reference is made to the information set forth under the headings “Description of IDSs,” “Description of Capital Stock” and “Description of Senior Subordinated Notes” contained in the Registration Statement on Form S-1 of Rural LEC Acquisition LLC (Registration No. 333-115341) initially filed with the Securities and Exchange Commission on May 10, 2004, as subsequently amended by any amendments to such Registration Statement and by any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which description is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Rural LEC Acquisition LLC
(Registrant)

Date: November 19 , 2004	By:	/s/ Michael D. Weaver
Michael D. Weaver
President and Chief Executive Officer (Prinicipal Executive Officer)